Exhibit 99.1

OptimizeRx Partners with Komodo Health to Expand Life Sciences Support at Point-of-Care

Komodo’s Extensive Healthcare Map Powers Precise Care Milestone Mapping,
Improving Support for Providers and Patients

ROCHESTER, Mich. – December 7, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, has partnered with Komodo Health, a data-driven healthcare software company with access to the broadest array of real-world data across patients, practitioners, and health systems.

The partnership integrates Komodo’s comprehensive Healthcare Map with OptimizeRx’s digital health and communication platform to power OptimizeRx’s novel real-world evidence (RWE) solution. The solution leverages automated intelligence through machine-learning and APIs to seamlessly deliver point-of-care messaging.

Komodo’s real-world visibility into millions of patient journeys and healthcare provider actions across all therapeutic areas will enable OptimizeRx to deliver richer insights to physicians through its digital health network. This visibility expands OptimizeRx’s total addressable audience, giving its life science clients unparalleled ability to reach and support clinicians at precise moments at the point-of-care. The API-driven integration supplements OptimizeRx’s recent platform enhancement involving the application of advanced analytics using machine learning methods applied to real-world-data (RWD).

“Accurate, timely, real-world patient insights through digital platforms have become critically important given that COVID-19 has fundamentally changed how providers deliver care,” said Jason Prestinario, head of healthcare solutions at Komodo Health. “Pairing our comprehensive patient insights with OptimizeRx’s powerful provider communications platform will enable a transformative patient experience at the point-of-care.”

As the COVID-19 pandemic has demonstrated, prescribed therapies can change or evolve rapidly. Yet there are few channels currently available that can efficiently reach healthcare providers with timely insights on new therapies and other important care considerations. Scientific advances can also emerge rapidly, but it often takes 10-15 years for an important medical breakthrough to become the standard of care. These gaps can lead to sub-optimal care and outcomes for patients.

“As our digital health footprint expands with more manufacturers coming onto our platform, we continue working relentlessly to steward health data in ways that can efficiently yield better outcomes as well as provide savings for patients,” said Steve Silvestro, chief commercial officer at OptimizeRx. “Our partnership with Komodo Health enables us to augment the physician workflow with actionable insights. By providing additional real-time critical information for clinicians dealing with complex healthcare scenarios, we can improve the patient and physician experience and ultimately treatment outcomes.”

About Komodo Health

Komodo Health believes that smarter, more innovative use of data and analytics is essential for reducing disease burden. We apply advanced data science techniques to our first-of-its-kind Healthcare Map™, which tracks the unique patient journeys of over 320 million patients. Using our cloud-based platform and application suite, we empower a multitude of healthcare stakeholders — life science companies, healthcare payers and providers, patient advocacy groups, and others — to create a more cost-effective, value-driven healthcare system. For more information, visit komodohealth.com.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

Email Contact